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Exhibit 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

        We consent to the incorporation by reference in the Registration Statements (Forms S-3 and S-8) of Alliance Pharmaceutical Corp. of our report dated August 9, 2002, with respect to the consolidated financial statements of Alliance Pharmaceutical Corp. included in the Annual Report (Form 10-K) for the year ended June 30, 2002.

ERNST & YOUNG LLP
San Diego, California September 26, 2002

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CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS